As filed with the Securities and Exchange Commission on June 3, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US AIRWAYS GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	54-1194634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2345 Crystal Drive

Arlington, Virginia 22227

(Address of Principal Executive Offices) (Zip Code)

2003 Stock Incentive Plan of US Airways Group, Inc., as amended and restated

(Full Title of Plan)

Elizabeth K. Lanier, Esq.

Executive Vice President — Corporate Affairs and General Counsel

2345 Crystal Drive

Arlington, Virginia 22227

(703) 872-7000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies To:

Thomas Wardell, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, Suite 5300

Atlanta, Georgia 30308

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, par value $1.00 per share (“Class A Common Stock”)	1,000,000	$2.445(2)	$2,445,000(2)	$309.78

(1)	US Airways Group, Inc., a Delaware corporation (the “Company” or “US Airways Group”) is registering 1,000,000 shares of Class A Common Stock pursuant to the 2003 Stock Incentive Plan of US Airways Group, Inc., as amended and restated (the “Plan”). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2)	The offering price for the Class A Common Stock is estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of our Class A Common Stock on June 1, 2004 as reported on the Nasdaq National Market.

PART I

Explanatory Note

On March 10, 2004 and May 19, 2004, the Human Resources Committee of US Airways Group’s Board of Directors and US Airways Group’s stockholders, respectively, approved an amendment to the 2003 Stock Incentive Plan of US Airways Group, Inc. (the “Plan”) to, among other things, increase the maximum number of shares of Class A Common Stock, par value $1.00 per share, that may be issued under the Plan by 1,000,000 additional shares. This Registration Statement has been filed to register the additional 1,000,000 shares of Class A Common Stock issuable under the Plan, as amended.

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by US Airways Group’s previously filed Registration Statement on Form S-8 filed on July 31, 2003 (Registration Statement No. 333-107534) for the Plan. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The documents listed below are incorporated by reference in this Registration Statement and made a part hereof.

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 12, 2004, as amended by our Form 10-K/A filed on April 7, 2004;

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 filed on May 7, 2004;

(c)	Our Current Reports on Form 8-K filed on January 7, January 9, February 4, March 4, March 15, April 7, April 20, May 7, and May 20, 2004; and

(d)	The description of our common stock contained in our Form 8-A filed on May 14, 2003.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

US Airways Group, Inc.

Investor Relations

2345 Crystal Drive

Arlington, Virginia 22227

Telephone: (703) 872-5305

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.4	2003 Stock Incentive Plan of US Airways Group, as amended and restated.

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page to this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 3rd day of June, 2004.

US AIRWAYS GROUP, INC. Registrant

Date: June 3, 2004	By:	/s/ ELIZABETH K. LANIER

Elizabeth K. Lanier Executive Vice President – Corporate Affairs, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned directors of US Airways Group, Inc., do hereby constitute and appoint Elizabeth K. Lanier our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement related hereto that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 3, 2004.

Signature	Title

/s/ BRUCE R. LAKEFIELD Bruce R. Lakefield	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DAVID M. DAVIS David M. Davis	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)

/s/ ANITA P. BEIER Anita P. Beier	Senior Vice President - Finance and Controller (Principal Accounting Officer)

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Signature	Title

/s/ DAVID G. BRONNER David G. Bronner	Chairman of the Board of Directors

/s/ CHERYL G. GORDON Cheryl G. Gordon	Director

/s/ PERRY HAYES Perry Hayes	Director

/s/ MAGDALENA JACOBSEN Magdalena Jacobsen	Director

/s/ ROBERT L. JOHNSON Robert L. Johnson	Director

/s/ JOSEPH J. MANTINEO Joseph J. Mantineo	Director

/s/ JOHN MCKENNA John McKenna	Director

/s/ HANS MIRKA Hans Mirka	Director

/s/ WILLIAM D. POLLOCK William D. Pollock	Director

/s/ JAMES M. SIMON James M. Simon, Jr.	Director

/s/ RONALD E. STANLEY Ronald E. Stanley	Director

/s/ WILLIAM T. STEPHENS William T. Stephens	Director

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INDEX TO EXHIBITS

Exhibit Number	Description

4.4	2003 Stock Incentive Plan of US Airways Group, Inc., as amended and restated.

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page to this Registration Statement).

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